Exhibit 10.2

ASSET PURCHASE AGREEMENT/EMPLOYMENT AGREEMENT

This contract dated June 2nd, 2010 is made between Thomas L. Griffin (referred to as the “Mr. Griffin”), and Resource Exchange of America Corporation, whose address is 27 Fletcher Avenue, Sarasota (referred to as the “REAC”)

1.

EMPLOYMENT.

REAC hereby employs Mr. Griffin to serve as Vice President, Global Development and Markets for REAC and as President of REAC’s subsidiary Sea Lion Ocean Freight, LLC {“SLOF”) and Mr. Griffin hereby accepts such employment in accordance with the terms and conditions of this contract.

2.

TERM OF EMPLOYMENT.

The term of employment shall begin July 6th, 2010, and extend to May 31, 2013.

3.

DUTIES OF MR. GRIFFIN.

A.

Licenses. Mr. Griffin shall transfer to, or establish with, SLOF the following:

i.

Federal Maritime Commission License

ii.

Federal Maritime Commission Bond and Tariff for Non-Vessel Operating Common Carrier

B.

Job Assignment. The duties of Mr. Griffin are as follows:

i.

Seek out, indentify and evaluate possible transportation opportunities and exploit existing customers and contacts for the benefit of REAC.

ii.

Seek out, indentify and evaluate any other opportunities in any other areas in which Resource Exchange of America Corp. or any of its other subsidiaries do business or could do business.

iii.

Negotiate, estimate, plan and conduct transportation operations for REAC and/or SLOF projects, and obtain all wavers, permissions, allowances and other things required physically and regulatorily for such projects.

iv.

Supply estimates of all expenses, expenditures, revenues and receipts of funds relating to such projects so that they may be entered into REAC’s or SLOF’s accounting and financial system so that SLOF can move forward to define and commence the project.

v.

Supply all manifests, invoices, bills, and all other documents relating to actual or projected expenses, expenditures, revenues and receipts relating to any such designated project.

vi.

Prepare the bids for SLOF or REAC transportation projects when applicable.

vii.

Provide or obtain all things necessary to conduct SLOF or REAC transportation projects, including, ships, ship space, other means of transportation and/or space on such other means, equipment, machinery, vehicles, personnel and sub-contractors and all other things necessary for the designated project not specifically required to be provided by SLOF and/or REAC.

viii.

Provide, immediately upon receipt or generation copies of all inspections, worksheets, and any other appropriate paperwork generated on or by the project or of the receipt of information customarily communicated in such manner.

 ix.

Comply with all applicable laws, rules, regulations and other governmental requirements and the letter and spirit of this contract of employment.

x.

Conduct himself at all times in a manner that reflects favorably upon the reputation of SLOF and Resource Exchange of American, Corp. (REAC) for quality service, honesty, and fair dealing.

xi.

Inform your supervisor immediately, in writing, of all matters that might be material in any way to any project, the operations of SLOF or REAC or the transportation customer whether or not you have or do not have an opinion as to whether such information is already known by SLOF or REAC or is important to be known by SLOF or REAC.

xii.

Execute any assignments or other documents necessary to authorize and empower SLOF or REAC to perform transportation services for a transportation customer, and/or receive and process payments and receive and pay expenses agreed upon by SLOF or REAC and the transportation customer.

C.

No Other Employment Allowed. Mr. Griffin agrees to devote his best efforts and all of his time and attention exclusively to the job that is the subject of this agreement, except for such vacation periods and other time off as provided in this contract.

D.

Assignment of Duties by SLOF and/or REAC. Mr. Griffin shall also perform such different or additional reasonable duties as may be required by SLOF or REAC from time-to-time or permanently, without having any effect upon other terms of this contract.

E

Normal Working Hours. Mr. Griffin is expected to work eight hours per day and forty hours per week Monday through Friday and such reasonable overtime work as SLOF or REAC may require. The working hours may be determined differently by SLOF or REAC from time-to-time.

F.

Promoting SLOF and REAC. Mr. Griffin shall assist in the reasonable promotion of the good reputation of SLOF and REAC by refraining from actions or comments that may hold SLOF and/or REAC in a bad light and by engaging in actions and statements that promote the good reputation and welfare of SLOF and REAC.

G.

Mr. Griffin may be required to partake in reasonable training in order to properly perform his duties.

H.

Mr. Griffin will make reasonable efforts to resolve any problems or disputes within SLOF’s procedures and systems, including, but not limited to the Human Resources Department of SLOF and/or REAC.

I.

Mr. Griffin will read and comply with the terms and conditions described in the Company’s Employee Handbook.

J.

Expenses and Facilities.

SLOF and/or REAC is required to provide an adequate office, facilities, equipment, supplies and storage yard as necessary for Mr. Griffin to properly perform his duties under this contract. SLOF and/or REAC is also required to provide Worker’s Compensation Insurance, General Liability Insurance and all Maritime Insurance as well as any other insurance required for operations.

4.

COMPENSATION AND REIMBURSEMENTS.

A.

Base Salary. SLOF shall pay Mr. Griffin the sum of 87,500.00 per year as salary in accordance with this contract. The payments will be made weekly and start on July 6th, 2010.

B.

Incentives. In addition to the salary paid to Mr. Griffin, Mr. Griffin shall also participate in Resource Exchange’s quarterly profit sharing incentive, which will be calculated as follows: Mr. Griffin will be paid 10% of the total net profit that Resource Exchange allocates to its profit sharing plan, as described in paragraph 4.C, immediately below, provided same is legal and does not result in any unanticipated negative tax consequences. Mr. Griffin will also participate in Resource Exchange’s employee stock purchase plan as follows: Mr. Griffin will be issued 75,000 shares on the seventh month anniversary of the date of commencement and 100,000 shares on the 13th, 25th, and 37th month anniversaries of commencement, for a total of 375,000 shares of Resource Exchange’s stock, provided same is legal and does not result in any unanticipated negative tax consequences. The purchase strike price will comply with tax laws and regulations. It is believed that a 50% discount from the stock price of the date of the execution of this contract will be acceptable to the regulators. Mr. Griffin acknowledges that REAC has no control over these rules and regulations, which are issued by the US Government.

C.

Resource Exchange will allocate to its profit sharing plan 5% of Resource Exchange’s net profit before deduction of depreciation and amortization, provided same is legal and does not result in any unanticipated negative tax consequences.

D.

SLOF will provide Mr. Griffin reimbursement of 50 cents per mile driven for company business. SLOF and/or REAC will reimburse Mr. Griffin for business expenses including cell phones, phone lines and other communication expenses related to business; office expenses and supplies; and computer, email and internet expenses. Business expenses, travel and/or entertainment expenses including international travel in excess of $200 will require approval from REAC to be reimbursed.

E. As consideration for items 3Ai, 3Aii and 3C in this contract, Mr. Griffin will be paid $20,000 at the execution on this contract. In addition, Mr. Griffin will be paid $5000.00 when the first purchase agreement is signed for a scrap vessel to be broken in Mexico.

5.

HOLIDAYS, VACATIONS AND SICK LEAVE.

A.

Holidays. Mr. Griffin will be entitled to paid holidays as outlined in the company’s Employee Handbook, currently believed to provide for nine paid holidays each year. SLOF and/or REAC will notify Mr. Griffin as much in advance as practical with respect to the holiday schedule. The holidays are currently believed to be the following:: New Year’s Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the Friday following Thanksgiving, Christmas Day, and either Christmas Eve or December 26th. Additional holidays may be allowed in connection with holidays which fall on weekends.

B.

Vacations

i.

Mr. Griffin will be entitled to the number of days of vacation per year, as follows:

2010

8 days

2011

12 days

2012

12 days

2013

12 days

2014

15 days

2015

15 days

2016

15 days

2017

15 days

2018

15 days

2019

And forward 20 days

Vacation days and holidays not used within the year they accrue will not be carried over to the next year and there will be no remuneration paid to Mr. Griffin for vacation days not used during the year.

ii.

All vacations shall be scheduled subject to the approval of the SLOF and/or REAC.

C.

Sick Leave.

i.

Mr. Griffin will be entitled to the five paid sick days per year. Sick days not used within the year they accrue will not be carried over to the next year and no remuneration will be paid to Mr. Griffin for unused sick days. Sick days may not be taken as personal days or vacation days and are intended only for use when Mr. Griffin is sick.

ii.

Suspension of Compensation. If Mr. Griffin shall become unable to attend to the duties of employment, Mr. Griffin shall be required to use up all sick leave and vacation time in order to receive compensation for the period of illness. Once Mr. Griffin uses up all periods of paid employment, SLOF and/ or REAC may stop all further payments to Mr. Griffin for salary or bonuses and all other related compensation. SLOF will recommence the payment of salaries, bonuses and other compensation at such date as Mr. Griffin shall resume and perform Mr. Griffin’s duties under this contract. The right of SLOF and/or REAC as set forth above is in addition to the right of SLOF to terminate this contract at any time as set forth herein.

6.

INSURANCE AND RETIREMENT.

Medical, and Retirement Benefits. After 30 days of employment, SLOF and/or REAC agree to provide Mr. Griffin and his family with a health benefit plan.. After one year of employment, Mr. Griffin will participate in the retirement plan if one is established by SLOF and/or REAC.

7.

TERMINATION OF EMPLOYMENT.

A.

Death of Mr. Griffin. This contract shall terminate upon Mr. Griffin’s death.

B.

At Will Employment. This contract may be terminated by either party on not less than fourteen days advance notice thereof to the other party. However, SLOF and/or REAC may terminate the employment hereunder immediately if necessary in its best judgment in order to protect its assets, customers, business or its good name. If Mr. Griffin’s last day of employment is not the last day of the calendar quarter, credits for his share of profits will be adjusted to reflect the change in the length of the last period worked, but will be paid within 20 days following the end of the calendar quarter in which termination occurs. If Mr. Griffin elects to terminate his employment without advance notice, Mr. Griffin will receive no share of profits for the year during which his last day of employment occurs. There will be no payment for unused Vacation Days, Sick Days or Holidays upon termination.

C.

Termination for Cause. If Mr. Griffin violates any of the provisions of this contract or the Employee Handbook, SLOF and/or REAC may terminate the employment hereunder immediately without further obligation except to pay Mr. Griffin for compensation earned prior to the termination of this contract. If Mr. Griffin’s last day of employment is not the last day of the calendar quarter, credits for his share of profits will be adjusted to reflect the change in the length of the last period worked, but will be paid within 20 days following the end of the calendar quarter in which termination occurs. There will be no payment for unused Vacation Days, Sick Days or Holidays upon termination.

8.

NOTICES.

All notices by either party to terminate this contract shall be in writing and sent by Certified Mail return receipt requested to the other party as herein provided. Any notices to Mr. Griffin will be given to Mr. Griffin at 15903 Kent Ct. Tampa, FL 33647

9.

SEVERABILITY; GOVERNING LAW.

A.

If any clause or provision herein shall be adjudged invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision, which shall remain in full force and effect. The contract shall be governed by the laws of the state of Florida. The parties agree that the Twelfth Judicial Circuit Court in and for Sarasota County, Florida shall have jurisdiction over any dispute which arises under this contract. Each of the parties shall submit and hereby consents to such Court’s exercise of jurisdiction. In any successful action pursuant to this contract, the prevailing party shall be entitled to recover its attorney’s fees and expenses incurred in such action.

B.

Each of the provisions of this contract shall be enforceable independently of any other provisions of this contract and independent of any other claim or cause of action. In the event of any dispute arising under this contract, it is agreed between the parties that the law of the State of Florida will govern the interpretation, validity and effect of this contract without regard to the place of execution or place of performance thereof.

10.

WAIVER OF BREACH.

The waiver by SLOF and/or REAC of a beach of any provision of this contract by Mr. Griffin shall not operate or be construed as a waiver of any subsequent or other beach by Mr. Griffin.

11.

ARBITRATION OF DISPUTES.

A.

Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

B.

However, in the event of noncompliance or violation, as the case may be, of any duty relating to confidential information, SLOF and/or REAC may alternatively apply to the court of competent jurisdiction for a temporary restraining order injunctively, and/or such other legal and equitable remedies as may be appropriate, because SLOF and/or REAC would have no adequate remedy at law for such violation or non-compliance.

12.

REMEDIES FOR BREACH OF CONTRACT.

A.

In the event of the breach or threatened breach of any provision of the contract by Mr. Griffin, SLOF and/or REAC shall be entitled to injunctions, both preliminary and final, enjoining and restraining such breach or threatened breach. Such remedies shall be in addition to all other remedies available at law or in equity including SLOF’s and/or REAC right to recover from Mr. Griffin any and all damages that may be sustained as a result of Mr. Griffin’s breach of contract.

B.

In addition to any other remedies SLOF and/or REAC may have available to it under the terms of this contract, SLOF and/or REAC shall be entitled to stop Mr. Griffin, by means of injunction, from violating any part of this contract, and to recover, by means of an accounting, any profits Mr. Griffin may have obtained in violation of this contract. SLOF and/or REAC shall be entitled to recover its attorney’s fees and expenses in any successful action by SLOF and/or REAC to enforce this contract.

13.

COMPLETE AGREEMENT.

This contract supersedes all prior contracts and understandings between Mr. Griffin and SLOF and/or REAC and may not be modified, changed or altered by any promise or statement by whosoever made; nor shall any modification of it be binding upon SLOF and/or REAC until such written modification shall have been approved in writing by an officer of SLOF and/or REAC.

14.

SIGNATURES.

Both Mr. Griffin and REAC agree to the above.

_________________________________

__________________________________

Witness

Thomas L. Griffin                                      Date

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Witness

__________________________________    ___________________________________

Witness

Dana Pekas, as CEO of Resource           Date

Exchange of America Corporation

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Witness

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